EXHIBIT 10.6.1 –	Change Order between Renewable Energy Group, Inc. and East Fork Biodiesel, LLC

RENEWABLE ENERGY GROUP, INC. CHANGE ORDER

OWNER:	East Fork Biodiesel, LLC

CONTRACTOR:	REG Construction Services, LLC.

PROJECT:	60 MGPY Biodiesel Facility

CONTRACT DATE:	October 10, 2006

CHANGE ORDER NO:	4	CHANGE ORDER DATE:	November 12,2007

By: Renewable Energy Group, LLC

For the following changes in the Work:

This change order recognizes the abbreviate start up plan as defined by the owner. The plant will be operated for a limited duration to prove the mechanical integrity and performance requirements of the Work/Project as originally detailed in paragraph 3.6.6 of the Standard Form Design-Build Agreement agreement dated Oct. 10, 2006. Upon completion of the initial trial, REG personnel will use reasonable efforts to secure the plant for an extend shutdown period pending East Fork Biodiesel’s decision to commence full time operations. Extraordinary maintenance cost not covered by manufacturer’s warranty and due to winter freeze damage shall be divided as an equal share (50/50) between East Fork Biodiesel, LLC and REG Construction Services, LLC. Upon later commencement of full operations, REG will train permanent personnel and assist in the start up.

Due to the short operating period, It is agreed that the Process Guarantee shall be deemed met when the facility accumulates three consecutive 24 hour periods, producing 181,818 gallons or more of biodiesel per 24 our period.

The Owner is advised that there is no additional cost in the Work performed by the Contractor under the terms of this Change Order and according to the terms of the Agreement. The amount paid by the

Owner shall be full compensation for all Work requested and for all effects of this document in the

Work.

PROJECT COST ADJUSTMENTS

Original Project Amount ($)	$57,238,000.00
Amount of Previous Change Orders	$1,390,095.00
This Change Order No.	4	$0.00
New Project Amount ($)	$58,628,095.00

COMPLETION DATE ADJUSTMENT

There is no adjustment in completion date.

Original Completion Date	December 12,2007
Previous Time Change Adjustments	0	Days
This Time Change No.	0	Days
New Completion Date	December 12,2007

The said Contract as hereby amended shall remain in full force and effect.

Change Order No. 4 – page 1

PO Box 128 | 406 First Street | Ralston, IA 51459 | 712-667-3500 | 668-REG-8685

www.renewable-energy-group.com

IN WITNESS WHEREOF the said parties have caused this agreement to be executed as

REG Construction Services, LLC	East Fork Biodiesel. LLC
CONTRACTOR	OWNER

406 First Street – PO Box 128	Algona, IA
ADDRESS	ADDRESS

Change Oreder No.4 – page 2

PO Box 128 | 406 First Street | Ralston, IA 51459 | 712-667-3500 | 668-REG-8685

www.renewable-energy-group.com